SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K
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                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported) August 17, 2001
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                                LYNCH CORPORATION
                                -----------------

             (Exact Name of Registrant as Specified in its Charter)



    Indiana                          1-106                38-1799862
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(State of other               (Commission File          (IRS Employer
Jurisdiction of                   Number)               Identification)
Incorporation)




50 Kennedy Plaza, Suite 1250, Providence, RI                     02903
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(Address of Principal Executive Offices                         Zip Code



Registrant's Telephone Number, Including Area Code:   401-453-2000
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Item 5.  Other Events
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On August 17, 2001,  Ralph R. Papitto  replaced Mario J. Gabelli as Chairman and
Chief Executive Officer of Lynch Corporation (the "Company") and Mr. Gabelli was appointed Vice Chairman. In connection with Mr. Papitto's appointment, the Board of Directors approved, subject to shareholder ratification, the grant of an option to Mr. Papitto to purchase up to 374,471 shares of the Company's Common Stock at an exercise price of $30 per share (subject to customary anti-dilution adjustments) (the "Option").

Also on August 17, 2001, Anthony T. Castor, III, and Robert E. Dolan resigned as directors. There are now three vacancies on the Board (Louis A. Guzzetti, Jr., resigned on July 31) and it is contemplated that three new directors who are acceptable to Mr. Papitto and the remaining Board will fill such vacancies.

Attached as Exhibit 10(w) is a copy of the agreement (the "Agreement") among the Company, Mr. Papitto and Mr. Gabelli pursuant to which, among other things, the Company has agreed to grant Mr. Papitto the Option. Also pursuant to the Agreement, Mr. Gabelli has agreed to vote all shares of Common Stock owned by him personally in favor of the Option. The Agreement is incorporated herein by reference in its entirety.

Attached as Exhibit 99.1 is a copy of the press release issued on August 17, 2001 announcing Mr. Papitto's appointment as Chairman and Chief Executive Officer, which press release is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits
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      Exhibits

         (a)      Not applicable
         (b)      Not applicable
         (c)      Exhibits

                  10(w) Agreement dated August 17, 2001 among Lynch Corporation, Ralph R. Papitto and Mario J. Gabelli

                  99.1     Press Release dated August 17, 2001

                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                     Lynch Corporation


                             By:  /s/Ralph R. Papitto
                             ------------------------
                                     Ralph R. Papitto
                                     Chief Executive Officer


Date: August 24, 2001
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